Exhibit 99.1

Renaissance Capital Growth & Income Fund III, Inc. Financing Emerging Growth Companies

ANNOUNCES A $4.03 PER SHARE DEEMED DIVIDEND AND ANSWERS COMMONLY ASKED QUESTIONS ABOUT DEEMED DIVIDENDS

Press Release	For Immediate Release

Dallas, Texas, January 10, 2007, Renaissance Capital Growth & Income Fund III, Inc. (the “Fund”) (OTC:RENN) has previously announced a deemed dividend of approximately $4.03 per share, payable to shareholders of record as of the close of business on December 31, 2006. This estimate is subject to change as we prepare and finalize our tax return.

The Fund has received a number of questions regarding deemed dividends in general as they are new to many of our shareholders.

Some Commonly Asked Questions
(Applicable to Shareholders of Record on December 31, 2006)

What exactly is a deemed dividend?

The Fund is a non-diversified, closed-end fund that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. The Fund has also elected to be a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code (the “Code”). Under Subchapter M of the Code, a RIC may deduct distributions paid out of its taxable income and accordingly may avoid federal income tax if it distributes all of its taxable income. With respect to its net long-term capital gains, Subchapter M provides the Fund with three choices: it can retain them and pay tax, it can declare a deemed dividend (or a designated undistributed capital gain dividend) or it can pay out the gains as a cash distribution to its shareholders.

The Fund has declared a deemed dividend of $4.03 per share to the Fund’s shareholders of record as of the close of business on December 31, 2006. When the Fund declares a deemed dividend instead of a cash distribution, the Fund pays a 35% tax on the retained capital gains, the shareholders are deemed to have received the deemed dividend as a capital gain dividend and the shareholders are deemed to have paid the tax actually paid by the Fund. Thus, they receive a tax credit that they can use to offset their tax on the deemed dividend or for other purposes. The shareholders also increase their cost basis in their shares in the Fund by the amount of the deemed distribution, net of taxes paid by the company and deemed paid by the shareholder, approximately $2.62 (representing the $4.03 deemed distribution, less the $1.41 deemed tax paid).

During the year ended December 31, 2006, the Fund realized taxable long-term gains of approximately $19,793,605, or $4.43 per share. From these capital gains, cash dividends of $0.40 were distributed, bringing the total cash distributions from inception of the Fund to $13.81 per share. In addition to the cash distribution, the Fund elected to retain an estimated $18,008,018 of capital gains and has designated them paid to shareholders of record on December 31, 2006 and will pay the federal income taxes of 35%, equivalent to approximately $6,302,806 or $1.41 per share. The tax effect is the same as if the capital gains had been distributed to the Fund’s shareholders, who then elected to reinvest 65% of the amount received.

What is the payment date?

There is no payment date, as no cash is to be paid out. However, the net asset value of the Fund was adjusted downward by $1.41 per share as of December 31, 2006 to account for the federal tax on the deemed dividend payable on behalf of the Fund’s shareholders of record on December 31, 2006. To receive the $1.41 per share deemed dividend tax credit, you must have been a shareholder of record on December 31, 2006.

Who will send me the tax information of the deemed dividend and when will I get this information?

The deemed dividend is deemed paid to the shareholders of record as of December 31, 2006.

If you own your shares in “street name” in electronic format, your brokerage firm or bank will send you the tax information.

If you own your shares directly in your own name, American Stock Transfer and Trust Company will send you the tax information.

The Fund will file a capital gains tax return for the year ended December 31, 2006, on or before January 30, 2006, and will notify the brokerage firms, banks and American Stock Trust and Transfer Company with the details of the deemed dividend, as well as the cash dividends paid in 2006.

You will receive the deemed dividend information from your brokerage firm, bank, or American Stock Transfer and Trust Company, as applicable. If you do not receive the information by March 1, 2006, you should contact your brokerage firm or bank and request that information. You should report your deemed dividend on IRS Form 2439, along with your tax return.

What are the tax consequences of the deemed dividend to me as a shareholder?

The following simplified example illustrates the tax treatment under Sub-Chapter M of the Internal Revenue Code for the Fund and its shareholders with regard to the estimated $18,008,018 or $4.03 per share net long-term capital gain to be retained by the Fund and designated as an undistributed capital gain or deemed dividend:

1.	The Fund will pay a corporate-level federal income tax of 35%, or approximately $6,302,806 on the undistributed capital gain, approximately $1.41 per share, on behalf of shareholders.

2.	Shareholders will increase their cost basis in their stock by approximately $2.62 per share.

3.
All shareholders will receive a federal tax credit equal to the 35% tax paid by the Fund on the undistributed capital gain, or approximately $1.41 per share. Taxable shareholders can use that credit to offset their federal tax liabilities for 2006 and can claim a refund on Form 1040 to the extent of any unused credit. (After payment of the federal income tax of the deemed dividend, a shareholder taxable at 15% federal capital gains tax rate will have a remaining tax credit of $0.81 per share.) Shareholders which hold their shares in tax-deferred accounts can receive a refund from the IRS of the taxes paid on their behalf by the Fund on the deemed dividend by having their custodians file IRS Form 990T with the IRS. (It typically takes several months for custodians to receive the refund and deposit it into shareholders’ accounts.) Other tax exempt shareholders can also receive refunds of the taxes paid on their behalf on the deemed dividend by filing IRS Form 990T.

Shareholders requiring further information about the impact of the deemed dividend on their state and/or local taxes should consult their tax advisors.

Why did the company choose to declare a deemed dividend rather that a cash dividend at this time?

The Board of Directors, after careful deliberation and the review of feedback from shareholders, has decided that it is in the best interest of the Fund and its continued growth to adopt a deemed dividend policy. By allowing the Fund to retain capital, the deemed dividend policy will enable the Fund to take advantage of future investment opportunities and allow the Fund’s net asset value to grow. Thus, future cash dividends will not be made unless and until this policy is changed. From a bookkeeping point of view, shareholders wind up in the same position whether the Fund pays deemed dividends or cash dividends, as Figures 1 and 2 below illustrate.

Figure 1 - Analysis of Dividend Policy with Respect to Taxable Shareholders

Assumption: Regulated Investment Company ABC Generates a Net Realized Long-Term Capital Gain for the Year of $18,008,018
or approximately $4.03 per share with 4,463,967 shares outstanding.

	Cash Dividends	Deemed Dividends
Taxable Shareholders	Per Share	Per Share
Cash distributed to shareholders	$4.03	$0.00
Maximum federal capital gains tax	(0.60)	(0.60)
Tax credit to shareholders	0.00	1.41
Increase in investment in Fund	0.00	2.62
After-tax increase in shareholder
assets per share	$3.43	$3.43

Figure 2 - Analysis of Dividend Policy with Respect to Non-Taxable Shareholders

Assumption: Regulated Investment Company ABC Generates a Net Realized Long-Term Capital Gain for the Year of $18,008,018
or approximately $4.03 per share with 4,463,967 shares outstanding.

	Cash Dividends	Deemed Dividends
Non-Taxable Shareholders	Per Share	Per Share
Cash distributed to shareholders	$4.03	$0.00
Maximum federal capital gains tax	0.00	0.00
Tax credit to shareholders	0.00	1.41
Increase in investment in Fund	0.00	2.62
After-tax increase in shareholder
assets per share	$4.03	$4.03

If I have questions about my individual tax situation, where can I get them answered?

The Fund does not provide tax advice to its shareholders. Please consult your personal tax advisor.

Forward Looking Statements

The Fund seeks long-term capital appreciation and current income by investing in emerging growth companies. This report contains forward-looking statements. Such statements reflect the current views of the Fund with respect to future events and are subject to certain risks, uncertainties, and assumptions. Although the Fund believes that the expectations reflected in such forward-looking statements are reasonable, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual future results or events may vary materially from those described herein. Past performance is not indicative of future results. For additional information, please visit www.rencapital.com.

Investor Contact:	Media Relations Contact:
RENN Capital Group, Inc.	Chris Rosgen
Michelle Sparks: 214-891-8294	Capital Market Relations
corpfin@rencapital.com	(949) 481-9739